                                       Exhibit 24.2

    CONFIRMING STATEMENT

            This Statement confirms that the undersigned, Dan W. Curtis has authorized and designated Nancy R. Hoppe to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto)

that the undersigned may be required to file with the U.S. Securities and

Exchange Commission as a result of the undersigned's ownership of or transactions in securities of EvergreenBancorp, Inc.  The authority of Nancy R.

Hoppe under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of  EvergreenBancorp, Inc. unless earlier revoked in writing.  The undersigned acknowledges that Nancy R. Hoppe is not assuming any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

Date: December 10, 2007                             /s/ Dan W. Curtis

                                                      Dan W. Curtis

                                       POWER OF ATTORNEY

            Know all by these presents that the undersigned hereby constitutes and appoints Nancy R. Hoppe, signing singly, the undersigned's true and lawful attorney-in-fact to:

            (1)        execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer, director and/or trustee of

EvergreenBancorp, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

            (2)        do and perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with the United States Securities and

Exchange commission and any stock exchange or similar authority; and

            (3)        take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, and in the best interest of, or legally required by, the undersigned.

            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities

Exchange Act of 1934.

            This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 10th day of December, 2007.

                                                         /s/ Dan W. Curtis

                                                            Dan W. Curtis